THE COMMERCE GROUP, INC.
211 MAIN STREET ~ WEBSTER ~ MASSACHUSETTS 01570





                                                     April 12, 2001


To Our Stockholders:

     I am pleased to invite you to attend the 2001 Annual Meeting of Stockholders of The Commerce Group, Inc., which will be held at 9:00 a.m. on Friday, May 18, 2001, in the Company's Underwriting Building, 11 Gore Road (Route 16), Webster, Massachusetts.

     The accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement set forth the business to come before this year's Annual Meeting.

     If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

     Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person.



                                    Cordially,



                                    ARTHUR J. REMILLARD, JR.
                                    President, Chief Executive Officer
                                    and Chairman of the Board

                                    Table of Contents

                                                                 Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.........................  -

GENERAL INFORMATION..............................................  1

VOTE REQUIRED....................................................  1

COST OF SOLICITATION.............................................  2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT.................................................  2

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........  4

GOVERNANCE OF THE COMPANY........................................  4

REPORT OF THE AUDIT COMMITTEE....................................  6

ELECTION OF DIRECTORS............................................  7

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS.................... 10

     Summary Compensation Table.................................. 10
     Option Grants in Last Fiscal Year........................... 11
     Aggregated Fiscal Year-End Option/SAR Values................ 12
     Long-Term Incentive Plan - Book Value Awards................ 13

COMPENSATION COMMITTEE REPORT.................................... 15

COMMON STOCK PERFORMANCE......................................... 17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................... 18

INDEPENDENT AUDITORS............................................. 18

OTHER BUSINESS................................................... 18

STOCKHOLDER PROPOSALS............................................ 18

APPENDIX A - CHARTER OF THE AUDIT COMMITTEE...................... A-1

               The Commerce Group, Inc.
                           211 Main Street
                           Webster, MA 01570
                             (508) 943-9000








               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD MAY 18, 2001



                                                           April 12, 2001

To Our Stockholders:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of The Commerce Group, Inc. (the "Company") at the Company's Underwriting Building located at 11 Gore Road (Route 16), Webster, Massachusetts at 9:00 a.m. on Friday, May 18, 2001. The meeting is called for the purpose of considering and acting upon:

     1. A proposal to fix at 18 the number of directors of the Company and to elect such directors.

     2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 23, 2001 was fixed by your Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     We urge you to attend and to participate at the meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed proxy card in the postpaid envelope provided. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the meeting.


                                  By Order of the Board of Directors






                                  JOHN W. SPILLANE
                                  Clerk

                           THE COMMERCE GROUP, INC.
                              211 Main Street
                             Webster, MA 01570
                               (508) 943-9000

                             PROXY STATEMENT
                    FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 18, 2001

                            GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of The Commerce Group, Inc. (the "Company"). The Proxies will be used at the Annual Meeting of the Stockholders of the Company on Friday, May 18, 2001 at 9:00 o'clock a.m. at the Company's Underwriting Building located at 11 Gore Road (Route 16) in Webster, Massachusetts and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company's Annual Report to Stockholders, containing the financial statements for the year ended December 31, 2000 and the report of the Company's independent auditors, Ernst & Young LLP thereon, is being mailed with this Proxy Statement to the Company's stockholders of record at the close of business on March 23, 2001. The Company mailed this Proxy Statement and related form of Proxy on or about April 12, 2001.

                               VOTE REQUIRED

     A Proxy is enclosed. Unless contrary instructions are indicated on the Proxy, or the Proxy is revoked, all shares represented by Proxy received will be voted FOR a proposal to fix at 18 the number of directors of the Company and FOR the election of the nominees for directors named on pages 7 and 8 and by the Proxy holders in their discretion on any other business properly to come before the Annual Meeting. If a stockholder specifies a different choice by means of the Proxy, the shares will be voted as specified. A stockholder may revoke a Proxy at any time prior to the time it is voted by filing with the Clerk of the Company, or its transfer agent, a written notice of revocation or by delivering to the Company, or its transfer agent, a duly executed Proxy bearing a later date. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the Proxy, unless such stockholder affirmatively indicates thereat his or her intention to vote the shares in person.

     So long as a quorum is present at the Annual Meeting, the Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereat. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the election of directors. Broker non-votes and shares represented by any Proxy as to which the vote for each director nominee has been withheld will be treated as shares present or represented at the Annual Meeting for quorum purposes. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy.)

     Only the holders of record of shares of Common Stock at the close of business on March 23, 2001 will be entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 23, 2001, the Company had 33,753,352 shares of Common Stock outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the books of the Company as of that date.
1

                          COST OF SOLICITATION

     The cost of soliciting Proxies for the Annual Meeting will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company without additional compensation in person or by telephone or telegram. The Company will use the services of Corporate Investor Communications, Inc. to aid in the solicitation of Proxies at a fee of $4,000 plus expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 23, 2001 with respect to the beneficial ownership of shares of the Company's Common Stock by the following individuals: (a) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of such stock; (b) the Company's directors and nominees; (c) each of the executive officers named in the Summary Compensation Table; and, (d) all of the Company's directors and executive officers as a group. The information in the tables and in the related notes has been furnished by or on behalf of the indicated owners.

     Name and address                  Amount of shares      Percentage
   of beneficial owner               beneficially owned(1)   of shares (1)
(a)   Security ownership of
      certain beneficial owners:

       The Commerce Group, Inc.              3,089,945             9.2%
       Employee Stock Ownership Plan
       211 Main Street
       Webster, MA 01570

(b)   Security ownership of directors and
      nominees:

       Herman F. Becker                        449,230             1.3%
       Joseph A. Borski, Jr.                    66,752              *
       Eric G. Butler                          177,424              *
       Henry J. Camosse                        238,336              *
       Gerald Fels                             528,699  (2)        1.6%
       David R. Grenon                         323,252             1.0%
       Robert W. Harris                        111,697  (3)         *
       Robert S. Howland                        84,474  (4)         *
       John J. Kunkel                        1,049,581             3.1%
       Raymond J. Lauring                      848,003             2.5%
       Roger E. Lavoie                         417,230  (5)        1.2%
       Normand R. Marois                       195,702              *
       Suryakant M. Patel                      598,532             1.8%
       Arthur J. Remillard, Jr.                720,980  (6)        2.1%
       Arthur J. Remillard, III                898,964  (7)        2.7%
       Regan P. Remillard                      525,327  (8)        1.6%
       Gurbachan Singh                         410,292             1.2%
       John W. Spillane                        759,019  (9)        2.2%

        Name and address                  Amount of shares       Percentage
      of beneficial owner               beneficially owned(1)   of shares (1)
(c)   Security ownership of named
      executive officers:

       Arthur J. Remillard, Jr.                720,980  (6)        2.1%
       Gerald Fels                             528,699  (2)        1.6%
       Regan P. Remillard                      525,327  (8)        1.6%
       James A. Ermilio                            858  (10)        *
       Arthur J. Remillard, III                898,964  (7)        2.7%

(d)   All executive officers and             8,786,588  (11)      26.0%
      directors as a group
      (24 persons)

  *   Less than 1%.

  (1) The indicated shares are those as to which the beneficial owner has sole voting and investment power except as follows. As to the shares held by the Company's Employee Stock Ownership Plan ("ESOP") and allocated to participants' accounts, the beneficial owner has no investment power and shared voting power in that, if he does not exercise his power to vote his ESOP shares, the ESOP trustees will vote said shares at the direction of the committee administering the ESOP (the "ESOP Committee"). All other stock not yet allocated to participants will be voted by the ESOP Committee. ESOP Participants who are current employees of the Company or its subsidiaries and who are 100% vested in their ESOP accounts can annually elect to transfer out of the ESOP up to 100% of their allocated Company stock in the form of an eligible rollover distribution into another eligible retirement plan, such as a qualified individual retirement arrangement. Approximately 2,248,000 shares owned by the ESOP at December 31, 2000 were allocated to the ESOP accounts of these individuals. ESOP Participants who are former employees of the Company may generally elect to withdraw from the ESOP the shares allocated to their accounts at any time. Approximately 666,000 shares owned by the ESOP at December 31, 2000 were allocated to the ESOP accounts of these individuals. The remaining approximately 220,000 shares owned by the ESOP at December 31, 2000 were allocated to the ESOP accounts of Participants who have not yet reached 100% vesting in their account balances. Disposition of these unvested shares is restricted under the ESOP. Of the persons named in the table, only Joseph A. Borski, Jr. and Gerald Fels are members of the ESOP Committee. Randall V. Becker, an Executive Officer of the Company, is also a member of the ESOP Committee. The indicated shares not held by the ESOP also include shares owned beneficially by spouses, parents, children and relatives who share the same home, trusts in which the named individual serves as a trustee and corporations of which the named individual is an executive officer or principal shareholder; the named individuals disclaim any beneficial interest in shares so included. The percentage of shares is calculated using 33,753,352 shares outstanding at March 23, 2001.

  (2) Includes 95,988 shares held by the ESOP.
  (3) Includes 56,849 shares held by a trust of which Mr. Harris is the trustee and 39,228 shares held by a trust of which Mr. Harris' wife is the trustee.
  (4) Includes 48,474 shares held by a trust of which Mr. Howland is a co-trustee with his son, 20,000 shares held by a trust of which Mr. Howland's wife is the trustee, and 16,000 shares held by a limited partnership of which Mr. Howland is a general partner.
  (5) Includes 293,538 shares held by a trust of which Mr. Lavoie is the trustee.
  (6) Includes 1,979 shares held by the ESOP.
  (7) Includes 134,747 shares held by the ESOP, 112,094 shares held by four trusts of which Mr. Remillard, III is the trustee and 19,855 shares held by a trust of which Mr. Remillard, III is a co-trustee. Mr. Remillard, III disclaims any beneficial interest in such trusts or such shares.
  (8) Includes 7,033 shares held by the ESOP.
  (9) Includes 32,440 shares held by trusts for the benefit of Mr. Spillane's children and 6,212 shares held by a trust of which Mr. Spillane's son is the trustee. Mr. Spillane disclaims any beneficial interest in such trusts or such shares.
 (10) Includes 858 shares held by the ESOP.
 (11) Includes 371,395 shares held by the ESOP.
3

                               SECTION 16(a)
                BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities, if any, of the Company. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Gerald Fels, an executive officer and director of the Company, filed one late report.

                         GOVERNANCE OF THE COMPANY

     Proxies are solicited for the 2001 Annual Meeting to give all holders of Common Stock a chance to vote for the persons who are to be their representatives in the governance of the Company.

     The Company's directors are elected annually by the stockholders and hold office for a term of one year or until their successors, if any, are elected and duly qualified.

     The Board of Directors (the "Board") held four meetings during 2000, and the attendance of directors as a group was 90.5%. The Board has a standing Audit Committee which held six meetings during 2000, a standing Compensation Committee which held two meetings in 2000 and a standing Nominating Committee which held one meeting during 2000. All of the directors attended 75% or more of the aggregate of their respective Board and Committee Meetings except for Mr. Butler and Mr. Lavoie.

     For information regarding the functions performed by the Audit Committee, its membership and the number of meetings held during the fiscal year, please refer to the "Report of the Audit Committee", included in this Proxy Statement.

     The Compensation Committee reviews the salary recommendations and performance evaluations prepared by management for all officers and makes recommendations to the Board for the salaries of the five highest paid executive officers. This Committee also makes recommendations to the Board regarding incentive compensation programs for officers and directors, administers the Management Incentive Plan and has the authority to grant awards.

     The Nominating Committee reviews the qualifications of prospective directors and provides recommendations to the Board for the nomination of directors. The Nominating Committee considers stockholder proposals for directors which should be sent to the attention of the Assistant to the President at the Company's principal office.

     Directors, including those who are employees of the Company, receive $1,500 for each meeting of the Board of Directors of the Company attended. Directors, who are not employees of the Company, are paid $500 for each committee meeting of the Board of Directors of the Company attended. Directors, who are not employees of the Company and serve as a director of Commerce Holdings, Inc. ("CHI"), a subsidiary of the Company, or CHI's subsidiaries, The Commerce Insurance Company ("Commerce") and Citation Insurance Company ("Citation"), are paid $500 for each meeting of the Board of Directors of CHI, Commerce and Citation, that he attends. Directors, including those who are employees of the Company and serve as a Director of ACIC Holding Co., Inc. ("AHC"), or its subsidiary, American Commerce Insurance Company ("ACIC"), are paid $2,000 for each AHC or ACIC meeting attended and $1,000 for each committee meeting of the Board of Directors attended. AHC is an 80% owned subsidiary of Commerce. Certain directors also serve as directors of Bay Finance Company, Inc. and Clark-Prout Insurance Agency, Inc., wholly-owned subsidiaries of the Company. All directors of the Company, including those who are employees of the Company, receive an annual stipend of $22,000. In addition, all directors of CHI, who are not directors of the Company, receive an annual stipend of $22,000.

     Directors also receive an annual Book Value Award ("BVA"), which entitles the recipient to receive a cash payment for each BVA based upon the increase in the book value of a share of Common Stock in excess of a specified minimum target. In 2000, each director received a number of BVAs approximately equal to 10.6% of the compensation paid to him as a director of the Company during 1999. Each 2000 BVA entitles the director to receive a cash payment equal to the book value of a share of Common Stock on December 31, 2002, less the base price of such BVA. The base price for the 2000 BVAs ($24.37) is the book value of a share of Common Stock on December 31, 1999 ($18.82) increased at the rate of 9% per annum compounded annually through December 31, 2002. For the purpose of this calculation, the December 31, 2002 book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the director would have been entitled to receive had he owned, from the date of the BVA grant until the expiration date, that number of shares of Common Stock equal to the number of BVAs under such award. The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses on bonds and preferred stocks. It is a condition to the receipt of any payment that may be due under a 2000 BVA to a director that the recipient has been a director of the Company continuously through April 30, 2002, unless his term shall have been terminated because of death or for any reason approved by the Board of Directors of the Company. Payments under the BVAs are accelerated in the event of the sale of the Company. See "Executive Compensation and Other Transactions" and "Compensation Committee Report" for a description of BVAs granted to the Company's executive officers.

     During 2000, the Company's Directors approved a Directors' Retirement Compensation Plan (the "Retirement Plan"). The Retirement Plan becomes effective for each Company Director (including Directors who are employees of the Company) upon terminating service from the Company's Board of Directors provided that such termination was not made under conditions adverse to the Company's interest. Effective with the annual meeting wherein the Director is not reappointed to the Board of Directors, and provided benefits are not paid until such time as the Director has attained the age of 65, the Company will pay an annual retirement benefit equal to 50% of the average annual total compensation disclosed on Form 1099 of the Director for the immediately preceding three full years ("three year average compensation"). The annual retirement benefit of 50% of the three year average compensation vests at the rate of 4.0% for each year of Board of Directors service up to a maximum of 100% vesting through termination of service. Payments continue for a maximum of ten years over the remaining life of the terminated Director, or his or her then spouse, if the Director pre-deceases the spouse. No payments are to be made after the death of the Director and spouse. Expenses related to the Retirement Plan in 2000 amounted to $2,364,000 and a total of $19,000 was paid under the Retirement Plan.
5

                       REPORT OF THE AUDIT COMMITTEE

                                  2000



     In accordance with rules recently established by the SEC, this report has been prepared by the Audit Committee for inclusion in this proxy statement. The Committee meets with the Company's internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, and to review the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Appendix A. Each member of the Audit Committee satisfies the definition of an "independent director" as established by the New York Stock Exchange.

As part of its ongoing activities, the Audit Committee has:

      Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended
      December 31, 2000;

      Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and,

     Received the written disclosures and the letter from the independent auditors required by independence Standards Board Standard No. 1,
Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and be filed with the SEC.







                                         Respectively submitted,



                                         Joseph A. Borski, Jr., Chairman
                                         David R. Grenon
                                         Suryakant M. Patel

                           ELECTION OF DIRECTORS

      It is the intention of the persons named as Proxies in the accompanying form of Proxy (unless otherwise specified by the stockholder granting the proxy) to vote such Proxies (a) to fix the number of directors for the ensuing year at 18, and (b) to elect the persons named in the following table, all of whom are now members of the Board of Directors, to serve until the next scheduled annual meeting and until their successors are chosen and qualified. In the event, however, that any of the nominees for membership on the Board of Directors becomes unavailable (which is not now anticipated by the Company), the persons named as Proxies have discretionary authority to vote for a substitute or to reduce the number of directors to be determined and elected. The Board of Directors of the Company has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

                                                                       Director
          Name                       Position with the Company   Age     since
 Arthur J. Remillard, Jr.            President, Chief Executive  70     1972
                                     Officer, Chairman of
                                     the Board, Director

 Gerald Fels (2)                     Executive Vice President,   58     1976
                                     Chief Financial Officer,
                                     Director

 Arthur J. Remillard, III (2)        Senior Vice President -     45     1983
                                     Policyholder Benefits,
                                     Assistant Clerk, Director

 John W. Spillane (2)                Clerk, Director             68     1972

 Regan P. Remillard                  Senior Vice President,
                                     Director                    37     1993

 Herman F. Becker (2)                Director                    72     1972

 Joseph A. Borski, Jr. (1),(3)       Director                    67     1972

 Eric G. Butler                      Director                    73     1988

 Henry J. Camosse                    Director                    70     1972

 David R. Grenon (3)                 Director                    61     1972

 Robert W. Harris                    Director                    69     1975

 Robert S. Howland                   Director                    81     1972

 John J. Kunkel                      Director                    89     1972

 Raymond J. Lauring                  Director                    75     1972

 Roger E. Lavoie                     Director                    75     1972

 Normand R. Marois (1)               Director                    65     1972

                                                                       Director
          Name                       Position with the Company   Age    since
 Suryakant M. Patel (2),(3)          Director                    60     1983

 Gurbachan Singh                     Director                    62     1991

(1)  Member of the Compensation Committee.
(2)  Member of the Nominating Committee.
(3)  Member of the Audit Committee.

     Arthur J. Remillard, Jr. has been the President, Chief Executive Officer and Chairman of the Board of the Company since 1976 and of The Commerce Insurance Company ("Commerce") since 1972. Mr. Remillard, Jr. has been in the insurance business for more than 35 years. Mr. Remillard, Jr. is also Vice Chairman of the Governing Committee, Chairman of the Actuarial Committee, a member of the Governing Committee Review Panel, Chairman of the Budget Committee and a member of the Personnel Committee of the Commonwealth Automobile Reinsurers ("C.A.R."). Mr. Remillard, Jr. is also Chairman of the Governing Committee and a member of the Budget Committee, Executive Committee and Nominating Committee of the Automobile Insurers Bureau of Massachusetts ("A.I.B.").

     Gerald Fels, a Certified Public Accountant, was appointed Executive Vice President of the Company in November, 1989. From 1981 to November, 1989, Mr. Fels was Senior Vice President of the Company. Mr. Fels was the Treasurer of the Company from 1976 to 1995 and of Commerce from 1975 to 1995. Mr. Fels has also been Chief Financial Officer of the Company since 1976 and of Commerce since 1975.

     Arthur J. Remillard, III was appointed Senior Vice President-Policyholder Benefits in 1988 and has been Assistant Clerk of the Company since 1982. From 1981 to 1988, Mr. Remillard, III was Vice President-Mortgage Operations. In addition, Mr. Remillard, III has also served on the Board of Governors of the Insurance Fraud Bureau of the A.I.B. since 1991, the C.A.R. Claims Advisory Committee since 1990 and the A.I.B. Claims Committee since 1991.

     John W. Spillane has been counsel to and Clerk of the Company since its incorporation and a practicing attorney since 1957. He is also a director of Rovac Corporation, a seller of air conditioning equipment.

     Regan P. Remillard was appointed President of ACIC Holding Co., Inc. in 1998 and Vice Chairman of the Board and Chief Executive Officer of American Commerce Insurance Company in 1999. Mr. Remillard was appointed President of Commerce West Insurance Company in 1996. Mr. Remillard was appointed Senior Vice President of the Company in 1995. Mr. Remillard was General Counsel of the Company from 1995 to February 2000. From 1994 to 1995, Mr. Remillard was a practicing attorney at Hutchins, Wheeler & Dittmar, a Massachusetts law firm specializing in corporate law and litigation. From 1989 to 1993, Mr. Remillard was Government Affairs Monitor of the Company. Mr. Remillard is a member of the Massachusetts Bar.

     Herman F. Becker has been the owner of Sterling Realty, a real estate agency, since 1962, as well as owner of ABCO Development Co. In addition, since 1971, Mr. Becker has been the principal stockholder, President and Treasurer of Huguenot Development Corp., a real estate development corporation.

     Joseph A. Borski, Jr. has been a self-employed Certified Public Accountant since 1960.

     Eric G. Butler was Vice President-Claims and the General Claims Manager of Commerce and Citation from 1981 until his retirement in 1992.

     Henry J. Camosse was the President of Henry Camosse & Sons Co., Inc., a building and masonry supplies company, from 1964 until his retirement in 1992.

     David R. Grenon is Chairman Emeritus and Assistant Clerk of The Protector Group Insurance Agency, Inc., a property and casualty insurance agency headquartered in Worcester, Massachusetts. Mr. Grenon previously was the President of several property and casualty insurance agencies located in Massachusetts, including The Protector Group Insurance Agency, Inc., of which he was President and Chief Executive Officer from 1981 to 1994. Mr. Grenon also was a director of CFX Corporation and Safety Fund National Bank, a subsidiary of CFX Corporation. CFX Corporation was acquired by People's Heritage Financial Group, Inc.

     Robert W. Harris is retired. Prior to retirement, Mr. Harris was the Treasurer of H.C. Bartlett Insurance Agency, Inc. from 1958 until 1987.

     Robert S. Howland has been retired since 1985. Prior to retirement, Mr. Howland was the Clerk of H.C. Bartlett Insurance Agency, Inc.

     John J. Kunkel is President and Treasurer of Kunkel Buick & GMC Truck and Treasurer of Kunkel Bus Company. He is also a licensed real estate broker and licensed auto damage appraiser.

     Raymond J. Lauring has been retired since 1983. Prior to retirement, Mr. Lauring was the President of Lauring Construction Company.

     Roger E. Lavoie is retired. Prior to retirement, Mr. Lavoie was the President and Treasurer of Lavoie Toyota-Dodge, Inc. since 1980.

     Normand R. Marois is retired. Prior to retirement, Mr. Marois was Chairman of the Board of Marois Bros., Inc., a contracting firm, since 1984. Mr. Marois was appointed a director of PipeDirect.COM in 2000.

     Suryakant M. Patel is retired. Prior to retirement, Dr. Patel was a physician specializing in internal medicine since 1966.

     Gurbachan Singh is retired. Prior to retirement, Dr. Singh was a physician engaged in the practice of general surgery for more than 25 years.

     The only family relationships among any of the executive officers or directors of the Company are that Arthur J. Remillard, III and Regan P. Remillard are the sons of Arthur J. Remillard, Jr. and that Randall V. Becker, Treasurer and Chief Accounting Officer of the Company, is the son of Herman F. Becker.

              EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

The following table contains a summary of the annual, long-term and other compensation for each of the fiscal years ended December 31, 2000, 1999 and 1998, of those persons who were, at December 31, 2000, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                        Summary Compensation Table

                                                   Long-term compensation
                                                     Awards     Payments
                                                   Securities
                                       Annual      Underlying
       Name and                      Compensation   Options/      LTIP       All Other
  Principal Position           Year    Salary       SARs(#)(1)  Payouts(2) Compensation(3)
 Arthur J. Remillard, Jr.      2000   $660,000       191,465    $  396,923    $60,652
  President, Chief Executive   1999    600,563       147,463     1,674,632     57,077
  Officer and Chairman of      1998    577,464       152,512     3,853,779     58,820
  the Board

 Gerald Fels                   2000    360,000        95,733       201,992     72,806
  Executive Vice President and 1999    300,301       147,462       841,661     69,478
  Chief Financial Officer      1998    288,757        76,256     1,937,047     53,150

 Regan P. Remillard            2000    240,000        56,574        79,022     88,496
  Senior Vice President        1999    212,946        83,660       271,401    107,268
                               1998    204,756        32,446       664,443     50,569

 James A. Ermilio              2000    215,004        20,723          -       138,671
  Vice President and General   1999    127,525        25,536          -       184,923
  Counsel (4)                  1998     89,508         6,933          -        50,216

 Arthur J. Remillard, III      2000    190,008        34,270        85,120     52,502
  Senior Vice President-       1999    161,269        23,755       298,986     50,429
  Policyholder Benefits and    1998    155,065        24,569       688,212     50,515
  Assistant Clerk

(1) The 2000 and 1999 amounts represent stock options granted. The 1998 amounts represent stock appreciation rights granted.

(2) Represents payments on Book Value Awards tied to increases in the book value of a share of the Company's Common Stock and payments on Stock Appreciation Rights tied to increases in the market value of a share of the Company's Common Stock. Payments made in 2000 on Book Value Awards were tied to increases in book value which matured in 2000. Payments made in 2000 on Stock Appreciation Rights were tied to increases in the average daily high and low market value of the Company's common stock for the three months ended March 31, 2000. The 2000 amounts include book value award payments of $7,059 each to Arthur J. Remillard, Jr., Gerald Fels, Regan P. Remillard, and Arthur
     J. Remillard, III related to their service as Directors of the Company.

(3) The 2000 amounts under "All Other Compensation" consist of directors fees of $28,000 each to Arthur J. Remillard, Jr. and Arthur J. Remillard, III, $47,000 each to Gerald Fels and Regan P. Remillard and $22,000 to James A. Ermilio; the cost of group-term life insurance (based on the Internal Revenue Service Uniform Cost Table) provided by the Company in excess of $50,000 to Arthur J. Remillard, Jr. of $8,652, to Gerald Fels of $1,806, to Regan P. Remillard of $422, to James A. Ermilio of $340, and to Arthur J. Remillard, III of $502; cash bonus of $8,000 to each of the named executive officers; contributions of $17,000 made or accrued by the Company to the ESOP for each of the named executive officers; $17,074 to Regan
       P. Remillard representing reimbursement of additional state income tax expense incurred due to dual tax status in California and Massachusetts; and, $92,331 to James A. Ermilio representing an incentive for Mr. Ermilio to join the Company. The amount of the Company's contribution to the ESOP is determined annually by the respective subsidiary Board of Directors. Benefits under the ESOP become partially vested when a participant has completed three years of service.

(4) Mr. Ermilio served as Vice President and Associate General Counsel from September 1998 to February 2000 at which time he was appointed Vice President and General Counsel.

     The following table contains information concerning certain stock options ("Options") granted to the Chief Executive Officer and the other named executive officers during fiscal 2000:

                          Option Grants in Last Fiscal Year (1)

                              Individual Grants
                          Number of      % of Total                                Potential Realizable Value at
                          Securities   Options Granted                               Assumed Annual Rates of
                          Underlying     to Employees                                 Stock Price Appreciation
                           Options        in Fiscal    Exercise      Expiration         for Terms of Options
    Name                 Granted(#)(2)      Year       Price (3)        Date              5%(4)          10%(4)
Arthur J. Remillard, Jr.    191,465         29.7%       $31.59      April 6, 2008      $1,671,489     $5,152,323

Gerald Fels                  95,733         14.9%        31.59      April 6, 2008         835,749      2,576,175

Regan P. Remillard           56,574          8.8%        31.59      April 6, 2008         493,891      1,522,406

James A. Ermilio             20,723          3.2%        31.59      April 6, 2008         180,912        557,656

Arthur J. Remillard, III     34,270          5.3%        31.59      April 6, 2008         299,177        922,206

(1) See "Compensation Committee Report" for additional information regarding the Company's current incentive compensation program, consisting of Options and BVA grants under the Company's Management Incentive Plan approved by the stockholders in 1994 ("Management Incentive Plan").

(2) During 2000, the Company granted Options under the Management Incentive Plan. The Options entitle the recipient to purchase Common Stock at the exercise price, on April 5, 2003, the vesting date or thereafter. Options vest immediately in the event of the sale of the Company. It is a condition to any Option exercise that the participant has been in the continuous employ of the Company through January 5, 2003, unless such employment shall have terminated due to the participant's death or for any reason approved by the Company. Unexercised Options shall terminate after the close of business on April 6, 2008. If the recipient voluntarily terminates employment with the Company after the vesting date options will be exercisable only during the three months immediately following such termination of employment, after which the Options shall terminate. A separate Bonus Payment Agreement provides that within thirty days of the date of exercise of an Option, the Company will pay the sum of all cash dividends that the Option recipient would have been entitled to had the recipient owned shares of common stock from April 5, 2000, the grant date of the Option, to April 5, 2003, the vesting date of the Option, or such earlier date as determined by the Company's Board of Directors or as otherwise provided for in the agreement.

(3) The exercise price ($31.59) is the average of the daily high and low price for a share of Common Stock for the three months ended March 31, 2000 ($27.29) increased at the rate of 5% per annum compounded annually for three years.
11

(4) The dollar amounts set forth under these columns are the result of required calculations made at assumed 5% and 10% appreciation rates above the $27.29 average price noted in (3) less the exercise price through the expiration date. These amounts are not intended to indicate actual or projected future price appreciation, if any, of the Company's Common Stock.

     The following table shows information for the Chief Executive Officer and the other named executive officers concerning the number of SARs redeemed and the value realized upon redemption during the year ended December 31, 2000 and the aggregate number and value of Options and SARs held as of December 31, 2000. Stock options were outstanding at December 31, 2000 but none were available to be exercised during 2000. The Company granted stock options for the first time in 1999.

               Aggregated SAR Exercises in Last Fiscal Year
              and Option/SAR Values at December 31, 2000 (1)

                                                        Number of Securities
                                                        Underlying Unexercised        Value of Unexercised In-
                        Number of     Value of SARs        Option/SARs at             the-Money Options/SARs at
                       SARs Redeemed    Realized      December 31, 2000(#)(3)(4)       December 31, 2000(5)(6)
        NAME           in 2000(#)(2)    in 2000       Exercisable   Unexercisable   Exercisable    Unexercisable
Arthur J. Remillard, Jr.  160,835      $  247,686          0            491,440        $   0         $   0

Gerald Fels                80,418         123,844          0            319,451            0             0

Regan P. Remillard         23,882          36,778          0            172,680            0             0

James A. Ermilio                0               0          0             53,192            0             0

Arthur J. Remillard, III   25,905          39,894          0             82,594            0             0

(1) See "Compensation Committee Report" for additional information regarding the Company's current incentive compensation program, consisting of Option, SAR and BVA grants under the Company's
     Management Incentive Plan.

(2)   SAR awards provide solely for cash payments.

(3) The SARs that were unexercisable at December 31, 2000 reflect one SAR grant awarded in 1998. Each SAR entitles the recipient to receive a cash payment by April 30 in the third year after the year in which the SAR is granted. This potential cash payment is equal to the difference between (a) the average of the daily high and low market price per share of the Company's Common Stock for the three months ending March 31 in the year the SAR matures, plus all dividend distributions received by holders of the Common Stock for the three year period ending as of that March 31 (collectively, the "Redemption Price") and (b) the Base Price (as defined below) of such SAR. The Base Price of an SAR is the average of the daily high and low market price per share of the Company's Common Stock for the three months ended as of March 31 in the year granted, increased at the rate of 5% per annum compounded annually for the three years.

      Options granted in 2000 and 1999 were also unexercisable at December 31, 2000. Options entitle the recipient to purchase Common Stock at the exercise price, on or after April 5, 2003 and April 30, 2002, respectively, the vesting dates, or such earlier date as determined by the Company's Board of Directors or as otherwise provided for in the agreement.

(4) The average of the daily high and low market price per share of the Company's Common Stock for the three months ended March 31, 1998 was $34.23. Therefore, the Base Price of the SARs that become exercisable in 2001 is $39.63, less dividends paid during the period between April 1, 1998 and March 31, 2001.
12

(5) The estimated value of the unexercisable SARs and options, presented above, was calculated assuming the Redemption Price would be equal to the average daily high and low market price per share of the Company's Common Stock for the three months ended December 31, 2000 of $25.97 as reported by the New York Stock Exchange plus dividend distributions received by holders of the Common Stock since the date of grant. Dividends are currently payable at a rate of $1.16 per annum on a share of the Company's Common Stock. Set forth in note 6 below is the actual value of the SARs granted in 1998, which matured on March 31, 2001 and are payable by April 30, 2001.

(6) Based upon the actual Redemption Price of $31.90, there is no value to the SARs that matured on March 31, 2001.


      The following table contains information concerning certain long-term incentive awards granted in the form of book value awards ("BVAs") under the Management Incentive Plan to the Chief Executive Officer and the other named executive officers during fiscal 2000:

             Long-Term Incentive Plan - Book Value Awards (1)


                                                                           Estimated
                                                                         future payouts
                                                                         under non-stock
                              Number of                                 price-based plans
          Name               rights(#)(2)       Maturity date               Target(3)
Arthur J. Remillard, Jr.       66,585           April 30, 2003             $365,552

Gerald Fels                    36,481           April 30, 2003              200,281

Regan P. Remillard             27,412           April 30, 2003              150,492

James A. Ermilio               13,815           April 30, 2003               75,844

Arthur J. Remillard, III       19,898           April 30, 2003              109,240

(1) See "Compensation Committee Report" for additional information regarding the Company's current incentive compensation program, consisting of Option and BVA grants under the Company's Management Incentive Plan.

(2) During 2000, the Company granted BVAs which entitle the recipient to receive by April 30, 2003, a cash payment for each BVA equal to the book value of a share of Common Stock of the Company on December 31, 2002, less the base price of such BVA. The base price for the 2000 BVAs ($24.37) is the book value of a share of Common Stock on December 31, 1999 ($18.82), increased at the rate of 9% per annum compounded annually through December 31, 2002. For the purpose of this calculation, the book value of a share of Common Stock at December 31, 2002 is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the recipient would have been entitled to receive had he owned shares of Common Stock equal to the number of BVAs held by him from the date of grant until the expiration date. The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses of bonds and preferred stocks. It is a condition to the receipt of any payment that may be due under a BVA that the participant has been in the continuous employ of the Company through April 30, 2003, unless such employment shall have terminated due to the participant's death or for any reason approved by the Board of Directors of the Company. Payments under the BVAs are accelerated in the event of the sale of the Company.

(3) Future payouts, if any, under the BVAs are tied to increases in the book value of a share of Common Stock and other factors. Therefore, it is not possible to determine the future payouts. The amounts set forth in this column are the amounts that would be paid if the book value of a share of the Common Stock of the Company plus dividends increased by $2.96 in each of the years ended 2001 and 2002. This amount represents an average of net earnings per weighted average common share for 1998, 1999 and 2000, exclusive of the after-tax impact of realized gains. The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses of bonds and preferred stocks. Unrealized gains and losses on common stocks, including preferred stock mutual funds, are included in the calculation. Although realized gains or losses are included in the calculation of book value, these items have been excluded due to the uncertainty of their re-occurrence and, therefore, the impact on the Company's future book value. There can be no assurance that the Company's performance will continue with the same or similar trends.

                      COMPENSATION COMMITTEE REPORT

                                    2000

     The Compensation Committee (the "Committee") is responsible for recommending to the Board of Directors the establishment of policies that govern both annual compensation and the incentive compensation plan for the chief executive officer and other officers of the Company.

     The Committee meets each year to review the base compensation of the Company's officers, to grant awards under the Company's incentive compensation plan and, as appropriate, to recommend changes in that plan or the pattern of incentive compensation awards.

     The Company's compensation program is designed to reward executives for strategic management and enhancement of stockholder value. In general, the same compensation policies are applied to the chief executive officer and to all of the other executive officers of the Company.

     The Management Incentive Plan adopted by the stockholders in 1994, provides incentive compensation based on Book Value Awards ("BVAs"), Stock Appreciation Rights ("SARs") and Stock Options ("Options"). As can be seen from the Summary Compensation Table, the Company has made significant incentive compensation payments because the Company's book value and market value grew over the last several years. Approximately 35.5% of total compensation paid to the chief executive officer during 2000 was performance related. Approximately 26.7% of total executive compensation paid during 2000 to the other named executive officers who received LTIP payments, except for the chief executive officer, was performance related as further explained below.

     Since 1994, performance for purposes of the Company's compensation program has been measured by a combination of (1) the increase in the book value of the Company's stock, through the use of BVAs, and (2) the increase in market value of a share of the Company's stock through the use of SARs and, beginning in 2000, through the use of Options which replaced SARs (collectively, the "Program"). The BVAs and Options granted for 2000 were determined by dividing the base compensation of each officer by the Company's book value of $18.82 at December 31, 1999. The number of BVAs was then weighted by a factor of two. The number of Options was weighted by a factor ranging from one to six, based on an officer's relative level of responsibility and potential to affect the Company's overall performance under a formula determined by the Compensation Committee.

     The Committee reviews and determines the targeted minimum increase in book value and market value for purposes of the Program. Awards made under the Program in 2000, under the book value portion of the calculation, provide that no incentive compensation will be payable unless the book value of the Company's Common Stock at December 31, 2002, plus the value of dividends paid on the Common Stock between that date and December 31, 1999, exceeds $24.37, which represents an approximately 29.5% increase from the Company's book value per share of $18.82 at December 31, 1999. Increases or decreases in book value per share related to changes in the value of bonds and preferred stocks, on an after-tax- basis, are excluded from this calculation. Changes in the value of common stocks, including preferred stock mutual funds, on an after-tax basis, are included in this calculation. For the BVAs granted in 1999 and 1998, the targeted compounded annual growth rate was also 9.0%, or 29.5% for the three-year period. The Committee continued to recommend the 9.0% growth rate to the Board of Directors as being in line with the Massachusetts insurance marketplace.

     Under the market value portion of the Program, incentive compensation will be realized by the officers under the stock options only if and to the extent that the market price of the Company's common stock, at the time of exercise, exceeds the exercise price of $31.59. Options granted in 2000 and 1999 become exercisable on April 5, 2003 and April 30, 2002, respectively, and terminate after the close of business on April 6, 2008 and May 1, 2007, respectively. Exercise prices of $31.59 and $32.81, respectively represent an approximately 15.8% increase from $27.29 and $28.34, respectively, the average of the daily high and low market prices for the Common Stock for the three-month period ended March 31, 2000 and 1999, respectively. The minimum growth in the market value of Common Stock required for the 2000 and 1999 Options to attain the initial exercise price equates to a compounded annual rate of growth of 5.0% for three years from the $27.29 and $28.34 average daily high and low price for the three months ended March 31, 2000 and 1999, respectively. SARs granted in 1998 were also granted at a 5.0% compounded annual rate. For the 2000 and 1999 Options, the Committee continued to recommend the 5.0% growth rate to the Board as being in line with the Massachusetts insurance marketplace. The stock options granted in 2000 and 1999 were intended to qualify as incentive stock options to the maximum extent permissible under the Internal Revenue Code. No advance payments of incentive compensation are contemplated in the SAR or BVA portions of the Program.

     The Company maintains an Employee Stock Ownership Plan and a 401(k) Plan. See "Executive Compensation and Other Transactions".

     The base salary for each officer other than the chief executive officer is recommended by the Company's management and reviewed and approved by the Committee. The 2000 base salaries for the Company's executive officers, other than the chief executive officer, increased on the average approximately 25.3% from 1999 base salaries. These increases were intended to reflect increases in the cost of living, job performance during 1999, and base salary as compared to similar positions in the industry, all considered in the context of the officers' total compensation. The Committee established the chief executive officer's base salary for 2000, an approximate 9.9% increase, after taking into account increases in the cost of living and the chief executive officer's job performance during 1999, considered in the context of the Chief Executive Officer's total compensation. Company management and the Committee review industry salary surveys when establishing base salaries for all officers. As part of the review of industry salary information, the Compensation Committee believed it appropriate to increase base salaries for 2000 as noted above.

     The Committee will continue during 2001 to carefully consider officer compensation, and the components thereof, in relation to the Company's performance compared to that of industry performance levels for comparable companies and the performance history of the Company itself.



                                          Respectively submitted,




                                          Joseph A. Borski, Jr., Chairman
                                          Normand R. Marois

COMMON STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the shares of Common Stock of the Company for the last five years with the cumulative total return of the New York Stock Exchange Index and a group of six peer property and casualty insurance companies. The peer group consists of Baldwin & Lyons, Inc., W.R. Berkley, Mercury General Corporation, Progressive Insurance Group, Selective Insurance Group, Inc. and Twenty First Century Insurance Group.

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMMERCE
         GROUP, INC., PROPERTY AND CASUALTY INSURANCE PEER GROUP AND
                       THE NEW YORK STOCK EXCHANGE INDEX.



     The line graph, below, compares the yearly percentage change in the Company's cumulative total shareholder return on common stock with that of a group of six peer property and casualty insurance companies and with the broad equity market index where the Company's Common Stock is traded. The X-axis lists the "measurement period" of the last five fiscal years beginning with December 31, 1995 and ending with December 31, 2000. The Y-axis lists the dollar values starting with $100 and ending with $320 representing cumulative total return. The information in the subsequent paragraph is the data plotted within the graph.














                                12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
The Commerce Group, Inc.          $100      $127      $170      $191      $148      $160
Property and Casualty Peer
  Group                            100       118       206       238       120       180
New York Stock Exchange Index      100       120       158       189       206       211

     This line graph assumes an investment of $100 in the Company's Common Stock, the New York Stock Exchange Index and the group of six peer property and casualty insurance companies on December 31, 1995 and reinvestment of all dividends.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The immediate family of Raymond J. Lauring, a director of the Company, owns more than a 10% equity interest in Lauring Construction Company. Mr. Lauring has no ownership interest in Lauring Construction Company. During 2000, Lauring Construction Company, provided construction and construction management services in connection with the construction of a new addition to an office building. Terms of the contract provided for a fee of $111,000 for supervision and management of the project. Payments to Lauring Construction Company including the management fee and for additional construction work performed on this project in 2000 were $222,000.

     Arthur J. Remillard, Jr. spends considerable time in Boston, Massachusetts in furtherance of the Company's business interests and, because of this, the Company provides office and part-time living accommodations to him at a condominium owned by the Company in Boston and the use, for business purposes, of an automobile owned by the Company. The Company believes the non-business connected economic benefit (if any) to Mr. Remillard, Jr. to be minimal.

                           INDEPENDENT AUDITORS

     Fees paid to the Company's independent auditors, Ernst & Young LLP for the last fiscal year were $152,000 for the annual audit and $107,000 for audit related services, including state mandated audits of subsidiaries and audits of Company sponsored retirement plans. There were no services performed by Ernst & Young LLP during 2000 that would not be considered either audit or audit related. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. As they have in the past several years, the Directors have not voted an independent auditor for 2001 at this time. Management anticipates that the Directors will consider the selection of an independent auditor for the 2001 fiscal year at the first meeting of the Board of Directors following the Annual Meeting.

                              OTHER BUSINESS

The Proxy confers discretionary authority with respect to any other business, which may come before the Annual Meeting. The Board knows of no other matters to be presented at the Annual Meeting. The persons named in the Proxy will vote according to their best judgment if any matter not included in this Proxy Statement does properly come before the Annual Meeting.


                           STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the 2002 Annual Meeting must be received at the Company's principal office by December 14, 2001 for consideration of inclusion in the Proxy Statement and form of Proxy related to that Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                             APPENDIX A

                 Charter of the Audit Committee of the Board of Directors
                                of The Commerce Group, Inc.


I.   Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

   * Monitor the integrity of the Company's financial reporting process and systems of key internal controls including computerized information system controls and security regarding finance, accounting, and compliance by the Company with legal and regulatory requirements.

   * Monitor the independence and performance of the Company's independent auditors and internal auditing department.

   * Provide an avenue of communication among the independent auditors, management, the internal auditing functions, and the Board of Directors. Other overall responsibilities include:

               ~ Make regular reports to the Board of Directors.

               ~ Encourage adherence to, and continuous improvement of, the
                 Company's policies, procedures, and practices at all levels.

               ~ Review areas of potential significant financial risk to
                 the Company.

               ~ Obtain a report from the General Counsel for the Company and the Compliance

               ~ Officer, at least annually, regarding the Company's
                 compliance program and pending or threatened litigation against the Company.

	II.   Audit Committee Authority

	     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to and may meet with the independent auditors as well as any of the Company's officers or employees, contractors, vendors, consultants or other parties the Committee deems necessary, including but not limited to private meetings with such. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

	III.   Audit Committee Composition and Meetings

	     Audit Committee members shall satisfy the requirements of the New York
     Stock Exchange.

	     Audit Committee members shall be appointed by the Board of Directors from among its members. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a chair by majority vote of the Committee membership. A majority of the members of the Audit Committee of The Commerce Group, Inc. shall constitute a quorum. Any action of the Audit Committee must be approved by a majority of the entire Committee. The Committee may designate any one of its members to act on its behalf.

	     The Committee shall meet as circumstances dictate.

	IV.   Audit Committee Responsibilities and Duties

	     Review Procedures

	1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in accordance with the requirements of the Securities and Exchange Commission (SEC).

	2. In accordance with the SEC and New York Stock Exchange rules and regulations, review and discuss with management and the independent auditors the annual audited financial statements prior to the filing of the Company's Annual Report on Form 10K. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61, as amended.

	3. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement. The SEC requires that the Audit Committee issue a report to shareholders stating whether the Committee has:

   * Reviewed and discussed the audited financial statements with management;
   * Discussed with the independent auditors the matters required to be discussed by SAS 61, as amended, and
  * Received certain disclosures from the auditors regarding their independence as required by ISB 1 and then include a statement based on this review if the Audit Committee recommended to the Board to include the audited financial statements in the annual report filed with the SEC.

4. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. The Committee may review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

5. Review with financial management and the independent auditors the quarterly financial results prior to the quarterly filing of Form 10-Q. Discuss any significant changes to the accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61, as amended.

      Independent Auditors

6. The independent auditors are ultimately accountable to the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and recommend to the Board of Directors the appointment or discharge of the independent auditors as appropriate.

7. Review and approve the independent auditor's engagement letter and audit engagement fees prior to payment. Review significant management consulting services performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

8. On at least an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

9. The Committee shall meet with the auditors to review the independent auditors' audit plan to see that it is sufficiently detailed and covers any significant areas of concern that the Audit Committee may have.

10. In accordance with SAS 61, as amended, discuss with the independent auditors judgments about the quality, not just the acceptability, of the entity's accounting principles as applied in its financial reporting.

       Internal Audit Department and Corporate Compliance

11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee. As necessary, review the appointment, performance, and replacement of the senior internal audit executive.

12. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

13. On at least an annual basis, review with the Company's General Counsel any legal matters that could have a significant impact on the organization's financial condition.

14. On at least an annual basis, receive a report from the Company's Corporate Compliance Committee on the Company's compliance with applicable laws and regulations, any significant internal financial fraud or regulatory noncompliance that occurred at the Company, including consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

      Other Audit Committee Responsibilities

15. Perform such other functions as assigned by law, the Company's charter or by-laws, or the Board of Directors.

16.   Maintain minutes of meetings and report to the Board as needed.

17. Periodically perform self-assessment of the Audit Committee performance.

     * Review, discuss and assess its own performance as well as the Committee roles and responsibilities, seeking input from senior management, the Board, and others if needed.
     * Review each member's contribution to the Committee through the use of a self-assessment form, which is then evaluated by the Chair of both the Audit Committee and the Board.
     * Discuss and address with the internal auditors and the independent auditors any significant issues relative to overall Board responsibility that, in their judgment, have been communicated to management but have not been adequately resolved.

18. Annually review policies and procedures as well as internal audit results associated with directors' and officers' expense accounts and perquisites. In accordance with SEC and NYSE rules, annually review a summary of directors' and officers' related party transactions and potential conflicts of interest and consider the results of any review of these areas by the independent auditor.

19. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations.

                   PROXY

             THE COMMERCE GROUP, INC.
              11 GORE ROAD (Route 16)
          WEBSTER, MASSACHUSETTS 01570

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of The Commerce Group, Inc. hereby appoints Gerald Fels, Arthur J. Remillard, III and John W. Spillane (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Annual Meeting of the Common Stockholders of The Commerce Group, Inc. to be held at 9:00 a.m. on Friday, May 18, 2001 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR A PROPOSAL TO FIX AT 18 THE NUMBER OF DIRECTORS OF THE COMPANY AND FOR ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE.

                CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

SEE REVERSE SIDE                                   SEE REVERSE SIDE

      ?  Please mark
           votes as in
           this example.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING THE
      NUMBER OF DIRECTORS AT 18 AND "FOR" ALL NOMINEES.

1.  FIXING THE NUMBER OF DIRECTORS OF THE COMPANY AT 18 AND ELECTION OF
    DIRECTORS

Nominees: (01) Herman F. Becker, (02) Joseph A. Borski, Jr., (03) Eric G. Butler, (04) Henry J. Camosse, (05) Gerald Fels, (06) David R. Grenon, (07) Robert W. Harris, (08) Robert S. Howland, (09) John J. Kunkel, (10) Raymond
J. Lauring, (11) Roger E. Lavoie, (12) Normand R. Marois, (13) Suryakant M. Patel, (14) Arthur J. Remillard, Jr., (15) Arthur J. Remillard, III, (16) Regan P. Remillard, (17) Gurbachan Singh and (18) John W. Spillane.

   FOR FIXING THE              WITHHELD FROM FIXING THE
NUMBER OF DIRECTORS  0       NUMBER OF DIRECTORS AT 18  0
   AT 18 AND FOR                AND WITHHELD FROM ALL
   ALL NOMINEES                       NOMINEES

0
     For fixing the number of Directors at 18 and for all nominees except as noted above

                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   0

                  MARK HERE IF YOU PLAN TO ATTEND THE MEETING     0

                  Please sign exactly as your name(s) appear(s) on this proxy card and return promptly in the envelope provided. When signing as attorney, executor, trustee or guardian, please give your full title.


Signature                 Date:      Signature:                  Date: